Exhibit 10.102
ERIE INDEMNITY COMPANY
EMPLOYEE BENEFITS ADMINISTRATION COMMITTEE
UNANIMOUS WRITTEN CONSENT OF COMMITTEE MEMBERS
All of the Members in office of the Erie Indemnity Company Employee Benefits Administration Committee (“EBAC”) hereby consent in writing to the adoption of the following resolution, with the same effect as if that resolution had been duly proposed and adopted at a meeting of the EBAC duly called and held in accordance with its charter.
This Unanimous Written Consent of Committee Members shall become binding when executed by all of the Committee Members.
The undersigned Members have executed this Unanimous Written Consent of Committee Members and have filed same with the Chairman of the Committee.
ERIE INDEMNITY COMPANY EMPLOYEE BENEFITS ADMINISTRATION COMMITTEE
Amendment of Erie Insurance Group Employee Savings Plan (As Amended and Restated Effective
January 1, 2006)
WHEREAS, Erie Indemnity Company (the “Company”) maintains the Erie Insurance Group Employee Savings Plan under an amendment and restatement effective as of January 1, 2006 (the “Plan”);
WHEREAS, the Plan provides that the Company may amend the Plan; and
WHEREAS, the Company has given authority to make certain amendments to its ERISA plans to the Erie Indemnity Company Employee Benefits Administration Committee (“EBAC”); and
WHEREAS, the EBAC wishes to amend the Plan as hereinafter set forth. The purpose of this Amendment is to reflect recent changes in Plan governance procedures and to make changes in connection with recent regulatory changes affecting tax-qualified plans. The provisions of this Amendment shall be effective as of the dates stated herein. Words and phrases used herein with initial capital letters which are defined in the Plan are used herein as defined.
NOW, THEREFORE, the EBAC hereby amends the Plan as set forth below:

December 29, 2008	/s/ William D. Gheres
Member

December 29, 2008	/s/ Christina Marsh
Member

December 29, 2008	/s/ Barbara Stapf
Member

FIRST AMENDMENT TO
ERIE INSURANCE GROUP EMPLOYEE SAVINGS PLAN
(As Amended and Restated Effective January 1, 2006)
1.	Effective January 1, 2008, Section 1.1 of the Plan shall be deleted in its entirety and the following shall be inserted in lieu thereof:
“1.1	‘Administrator’ or ‘Plan Administrator’ means the administrative committee described in Article Nine.”
2.	Effective January 1, 2009, the final sentence of Section 1.38 of the Plan shall be deleted in its entirety and the following shall be inserted in lieu thereof:

“For periods prior to June 1, 2009 or such later date as the Administrator, in its discretion, shall provide, and except as otherwise indicated, the Trust Fund shall be deemed to include that portion of a Total Account which a Participant or beneficiary elects to invest in a group annuity contract provided by the Erie Family Life Insurance Company.”
3.	Effective January 1, 2009, Section 5.3(b) of the Plan shall be deleted in its entirety and the following shall be inserted in lieu thereof:
“(b)	Each Participant and beneficiary shall have the opportunity to change the manner in which the Total Account maintained on his behalf under the Plan is invested. Such opportunity shall be exercised by giving Notice to the Administrator or its designee within such time and in accordance with such means as are designated by the Administrator and communicated to Participants, Covered Employees and affected beneficiaries. Subject to such procedural rules as may be established by the Administrator from time-to-time, such Notice shall specify, in a whole dollar amount or in 1% increments from 0% to 100%, the dollar amount, or percentage, of the Total Account maintained on behalf of the Participant or beneficiary which is to be invested in each investment option then made available. Except as may otherwise be set forth in the Trust Agreement, such Notice shall be effective as of the Valuation Date on which the Notice is received by the Trustee or as of the next following Valuation Date, in accordance with procedures established by the Administrator and communicated to Participants, Covered Employees and affected beneficiaries. Notwithstanding any provision of this paragraph (b) to the contrary, (i) the election under this Section 5.3(b) shall be subject to any contractual limitations imposed on the direct transfer of assets between given investment funds or such other reasonable limitation on exchanges as may be agreed to between the Administrator and the person or entity designated by the Administrator to perform administrative services on behalf of the Plan (ii) the election under this Section 5.3(b) shall be subject to any regulatory restrictions on transfers, as determined by the Administrator, in its discretion, (iii) prior to March 1, 2009 or such later date as the Administrator, in its discretion, shall provide, in no event shall any portion of the Total Account maintained on behalf of a Participant or beneficiary in the Erie Family Life Group Annuity Fund be transferred to any other investment fund and (iv) in no event shall any portion of the Total Account maintained on behalf of a Participant be transferred to the Erie Indemnity Stock Fund.”
4.	Effective January 1, 2008, Section 5.3(e) of the Plan shall be deleted in its entirety and the following shall be inserted in lieu thereof:
“(e)	Any investment election or deemed investment election under the Plan shall remain in effect until changed by an election under this Section. Notwithstanding any provision of this Article Five to the contrary, the Administrator, in its discretion, may offer such investment options to Participants and beneficiaries as it deems appropriate and may cease to offer any such options as it deems appropriate. In the event the Administrator decides to discontinue offering an investment option under the Plan, those Participants on whose behalf Total Accounts are being maintained that are invested in the discontinued investment option may be required, at the discretion of the Administrator, to have affected amounts consolidated with (or “mapped” to) a replacement investment option selected by the Administrator or may be provided an opportunity to designate, from such selection of investment options as may be offered by the Administrator, an investment option or options as a replacement for the investment option being discontinued. Any such designation by a Participant shall be made in accordance with paragraph (b) above. If a Participant who is affected by the discontinuation of an investment option fails to make any replacement designation offered in this paragraph (e), the Participant’s interest in such discontinued fund, shall be consolidated with (or “mapped” to) such replacement investment option selected by the Administrator, in its discretion. Any changes under this paragraph (e) shall take effect as of such times and under such rules as shall be established by the Administrator.”
5.	Effective January 1, 2008, Section 8.1 of the Plan shall be deleted in its entirety and the following shall be inserted in lieu thereof:
“8.1	Trust Agreement

The Company has entered into a Trust Agreement for the purpose of holding assets of the Trust Fund other than assets attributable to amounts invested in a group annuity contract provided by the Erie Family Life Insurance Company. The Trust Agreement provides, among other things, that all funds received by the Trustee thereunder shall be held, administered, invested and distributed by the Trustee, and that no part of the corpus or income of the Trust Fund held by the Trustee shall be used for, or diverted to, purposes other than for the exclusive benefit of Participants or their beneficiaries. The Administrator may remove such Trustee or any successor Trustee, and any Trustee or any successor Trustee may resign. Upon removal or resignation of a Trustee, the Administrator shall appoint a successor Trustee.

The Administrator shall have authority to direct that there shall be more than one Trustee under the Trust Agreement and to determine the portion of the assets under the Trust Agreement to be held by each such Trustee. If such action is taken, the Administrator shall designate the additional Trustee or Trustees, and each Trustee shall hold and invest and keep records with respect to the portion of such assets held by it.”
6.	Effective January 1, 2008, Section 8.4 of the Plan shall be deleted in its entirety and the following shall be inserted in lieu thereof:
“8.4	Role of Administrator in Operation of the Trust Fund

The Administrator shall perform such duties relating to the operation of the Trust Fund as it deems appropriate and shall perform the duties specified in this Section 8.4.

The Administrator shall have the following responsibilities:
(a)	to appoint and remove Trustees;

(b)	to appoint investment and fund managers;

(c)	to allocate the duties and procedures for the Trustee and investment fund managers;

(d)	to select investment funds or other investments to offer under the Plan;

(e)	to establish an investment philosophy and goals for each of the investment and fund managers;

(f)	to monitor the Trustee with respect to servicing the Trust Fund in a fiduciary capacity; and

(g)	to monitor the investment and fund managers including, without limitation, their investment philosophies, goals, and rates of return.
The Administrator may, from time-to-time, designate another person to carry out any of the Administrator’s responsibilities under this Section 8.4. The person so designated will have full authority, or such limited authority as the Administrator may specify, to take such actions as are necessary or appropriate to carry out the duties delegated by the Administrator.”
7.	Effective January 1, 2008, Section 9.1 of the Plan shall be deleted in its entirety and the following shall be inserted in lieu thereof:
“9.1	The Administrator

The Plan shall be administered by a committee that shall act as Plan Administrator. The initial members of the administrative committee have been appointed by the Board, effective January 1, 2008; provided, however, that such initial members, and any subsequent members of the administrative committee shall serve at the pleasure of the Executive Council of the Company. Any individual who is a member of the administrative committee may resign by delivering his written resignation to the Executive Council of the Company. In the event of the death, resignation or removal of a member of the administrative committee, such Executive Council shall fill the vacancy. In making the appointment, the Executive Council shall not be limited to any particular person or group, and nothing herein contained shall be construed to prevent any Participant, director, officer, employee or shareholder of the Employers from serving as a member of the administrative committee. Members of the administrative committee will not be compensated from the Trust Fund for services performed in such capacity, but the Company will reimburse such individuals for expenses reasonably and necessarily incurred by them in such capacity. The Administrator shall be the “named fiduciary” for purposes of ERISA; provided, however, that Participants and beneficiaries with Employer Accounts under the Plan shall be considered “named fiduciaries” solely to the extent of those fiduciary duties and responsibilities which are directly related to the exercise of voting rights with respect to Plan interests invested in the Erie Indemnity Stock Fund (and not to other aspects of Plan operation and/or administration).

Initial appointment by the Board is evidenced by a resolution of the Board. Appointment by the Executive Council of the Company shall be evidenced in a writing executed on behalf of the Executive Council. Copies of such writings shall be delivered to the Trustee and to such other persons as may require such notice.”
8.	Effective January 1, 2008, Section 9.2(o) of the Plan shall be deleted in its entirety and the following shall be inserted in lieu thereof:
“(o)	To exercise such other authority and responsibility as is specifically assigned to it under the terms of the Plan or the provisions of the Administrator’s charter and to perform any other acts necessary to the performance of its powers and duties.”
9.	Effective January 1, 2008, Sections 11.11(b) and (c) of the Plan shall be deleted in their entirety and the following shall be inserted in lieu thereof:
“(b)	In the event that a Participant’s total Annual Additions for any limitation year exceeds the limitations of Section 11.11(a) because of a reasonable error in estimating a Participant’s Compensation, a reasonable error in determining the amount of Elective Deferrals that a Participant may make within the limitations of paragraph (a) above or due to other facts and circumstances as the Commissioner of Internal Revenue finds justifiable, the excess amount shall be eliminated and/or the error corrected in a manner prescribed under the IRS Employee Plans Compliance Resolution System.

(c)	Notwithstanding anything herein to the contrary, in no event shall Test Compensation, for purposes of this Section 11.11, include severance pay. However, the following types of remuneration, if includible for purposes of Test Compensation as described in paragraph (a) above, shall be taken into account only if paid by the later of the date that is 2-1/2 months after the date of severance from employment with an Employer or the end of the limitation year that includes the date of severance from employment with the Employer, if the amounts would have been included in compensation had they been paid before the severance from employment date:
(i)	Regular Pay After Severance from Employment. The payment for services rendered during the Participant’s regular working hours, or for services outside of the Participant’s regular working hours such as overtime or shift differential, commissions, bonuses or other similar payments that would have been paid had the Participant not incurred a severance from employment.

(ii)	Leave Cash Outs and Deferred Compensation. Payments of unused accrued bona fide sick, vacation or other leave provided the Participant would have been able to use the leave if employment had continued, or payments from a nonqualified unfunded deferred compensation plan, provided the payment would have been paid had the Participant not incurred a severance from employment and such payment would have been includible in gross income had such payment been made.

(iii)	Post-Severance from Employment Salary Continuation Payments. If the Employer continues to provide remuneration to a Participant due to the Participant’s disability or to a Participant who is not performing services because of qualified military service, as defined in Code Section 414(u), in an amount that is not in excess of that which would have been payable to the Participant as compensation had the Participant not entered qualified military service, such amounts will be included in Test Compensation for purposes of this Section.
(d)	The sole purpose of this Section is to comply with the formal requirements of Section 415(c) of the Code and the terms of this Section shall be interpreted, applied, and if and to the extent necessary, shall be deemed modified so as to satisfy solely the minimum requirements of Section 415(c) of the Code and the regulations promulgated with respect thereto.”
10.	Effective July 1, 2008, Section 14.2(c) of the Plan shall be deleted in its entirety and the following shall be inserted in lieu thereof:
“(c)	Length of Loan. The Eligible Applicant and the Administrator shall arrange for the repayment of a Plan loan. The period of repayment shall not exceed five years from the date the loan is made. All repayment schedules (whether by payroll withholding or otherwise) shall commence as of the next administratively feasible pay period following the disbursement of the loan and shall provide for substantially level amortization of principal and interest. An Eligible Applicant who is on a military leave of absence may elect to extend the term of a loan by the length of such absence. In all other cases, an Eligible Applicant who is on a leave of absence or who terminates employment with the Company and Affiliates must make principal and interest payments in the amount and on such dates as otherwise due. In the event such payments are not made the maturity of the loan shall be accelerated and the outstanding principal amount of the loan, together with all accrued interest, shall be deemed immediately due and distributable at such date or dates as the Administrator deems reasonable and as may be specified by applicable law and regulation. Except as otherwise permitted in Income Tax Regulations, in no event shall the date of deemed distribution extend beyond the end of the calendar quarter next following the calendar quarter in which the payment was not made.”
11.	Effective July 1, 2008, Section 14.3 of the Plan shall be deleted in its entirety and the following shall be inserted in lieu thereof:
“14.3	Loan Accounts

A loan made by the Plan to a Eligible Applicant in accordance with Sections 14.1 and 14.2 shall be from the Total Account maintained on behalf of such Eligible Applicant and from the investment funds in which such Total Account is invested in such order of priority as the Administrator, pursuant to a uniform and nondiscriminatory policy, shall direct. Payments of principal and interest on loans shall be paid over to the Trustee as soon as possible after each payroll deduction or other repayment and shall be credited to the Total Account of the Eligible Applicant as of the date the repayments are received by the Trustee. An Eligible Applicant’s loan repayments will be credited to such individual’s Total Account in such manner as determined by the Administrator and communicated to Eligible Applicants. The Administrator shall have the authority to establish other reasonable rules, not inconsistent with the provisions of the Plan, governing the establishment and maintenance of loan accounts.”
Executed at Erie, Pennsylvania, this 29th day of December, 2008.
ERIE INDEMNITY COMPANY
By: /s/ James J. Tanous
Title: Executive Vice President, Secretary and General Counsel